Exhibit 99.1

Boston Scientific appoints Joseph M. Fitzgerald Executive Vice President and Chief Operating Officer

New operating structure designed to increase efficiency and support continued growth

MARLBOROUGH, Mass., Oct. 7, 2026 — Boston Scientific Corporation (NYSE: BSX) today announced the appointment of Joseph M. Fitzgerald to executive vice president and chief operating officer (COO), effective Jan. 1, 2027. In this role, Fitzgerald will oversee the company’s global operations, business units and regions.

In connection with Fitzgerald’s appointment, Boston Scientific will establish three reportable segments* — Interventional Therapies, Rhythm Solutions and MedSurg also effective Jan. 1. As the company continues to grow and expand its portfolio, the structure is designed to enable faster decision making and support strategic allocation of investments across the company’s portfolio.

“Joe’s deep knowledge of our business and markets, strategic leadership and strong track record of execution make him well suited for this role,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “These changes reflect the scale and breadth of our business today and the opportunities ahead. The new operating model will create greater capacity to focus on our long-term growth priorities while enabling our businesses to move faster and remain close to our customers and their patients.”

Lance Bates, executive vice president and president, Interventional Therapies, will lead the global Interventional Therapies segment, which will include the Penumbra business following the anticipated close of the acquisition. Nick Spadea-Anello, executive vice president and president, Atrial Fibrillation Solutions, will lead the global Rhythm Solutions segment. Stephen Morse, senior vice president and president, Asia Pacific, will serve as executive vice president and president, MedSurg and Asia Pacific. Each will report to Fitzgerald.

Fitzgerald currently serves as executive vice president and group president, Cardiovascular, Boston Scientific. Under his leadership, the company has strengthened its portfolio through organic innovation, strategic investments and commercial execution, introducing new technologies that have advanced care for patients around the world.

*Interventional Therapies will include the Interventional Cardiology, Vascular Therapies and Interventional Oncology & Embolization businesses; Rhythm Solutions will include Electrophysiology, WATCHMAN and Cardiac Rhythm Management & Diagnostics; and MedSurg will include Endoscopy, Urology and Neuromodulation.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and follow us on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our management transition and organizational plans, business plans and product performance, and financial performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions, including changing trade and tariff policies; geopolitical conflicts and tensions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the

Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACT:
Media:	Chanel Hastings	Investors:	Lauren Tengler
	508-382-0288 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	chanel.hastings@bsci.com		BSXInvestorRelations@bsci.com